UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2025

CNO Financial Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 Illinois Street

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series F Junior Participating Preferred Stock		New York Stock Exchange
5.125% Subordinated Debentures due 2060	CNOpA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, CNO Financial Group, Inc. (“CNO” or the “Company”) announced that Joel T. Koehneman, age 39, was named chief accounting officer of the Company, effective January 21, 2025. Mr. Koehneman brings extensive experience in public accounting to CNO. Mr. Koehneman worked in the audit practice of PricewaterhouseCoopers LLP, focused primarily on life insurance clients, from 2008 to 2023, including serving as a Director from 2019 to 2023. In 2024, he served as a Finance Director at CDW Corporation. Mr. Koehneman earned a bachelor’s degree in accountancy and a master’s degree in accounting science, both from the University of Illinois, and he is a Certified Public Accountant.

Except as described below, there is no arrangement or understanding between Mr. Koehneman and any other person pursuant to which Mr. Koehneman was selected for this role. Mr. Koehneman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and he has no family relationships with any of the Company’s current directors or executive officers.

Mr. Koehneman will receive (i) an annual salary of $300,000; (ii) an annual target bonus opportunity under the Company’s pay-for-performance plan of 50% of his annual salary, with a maximum bonus of 100% of his annual salary; (iii) eligibility to participate in the Company’s Long-Term Incentive Plan (“LTIP”) with an annual target grant award of $170,000, subject to the discretion of the Company’s Human Resources and Compensation Committee; (iv) a one-time restricted stock unit award with a value of approximately $50,000 under the Company’s LTIP, vesting in three equal installments over three years; and (v) a one-time sign-on bonus of $100,000.

On January 2, 2025, the Company notified Michellen A. Wildin, the Company’s current chief accounting officer, of her replacement. Ms. Wildin will remain chief accounting officer of CNO through January 20, 2025 and is expected to remain with the Company through April 1, 2025 to support the transition. Ms. Wildin’s separation is not due to any disagreement on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies, or practices.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

99.1	Press release of CNO Financial Group, Inc., dated January 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: January 3, 2025
	By:	/s/ Paul H. McDonough
Paul H. McDonough
Executive Vice President and Chief Financial Officer

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